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                                EXHIBIT 3(d)(2)

             PLEDGE AND SECURITY AGREEMENT DATED SEPTEMBER 18, 1997
              BY AND BETWEEN CUNE MANAGEMENT, INC. (BORROWER) AND
                    LASERMEDIA COMMUNICATIONS CORP. (LENDER)





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                         PLEDGE AND SECURITY AGREEMENT


         THIS AGREEMENT made this 18th day of September, 1997, between CUNE MANAGEMENT, INC., a company incorporated under the laws of the Province of Ontario (hereinafter called the "Borrower") and LASERMEDIA COMMUNICATIONS CORP., a company incorporated under the laws of the Province of Ontario (hereinafter called the "Lender").

         WHEREAS the Borrower is the owner common shares in the capital of Lasermedia Communications Corp. (the "Corporation") as described in Schedule "A" hereto (the "Shares"); and

         WHEREAS the Borrower has agreed to create a security interest in the Shares in favor of the Lender to secure the payment and fulfillment of the debts liabilities and obligations of the Borrower to the Lender pursuant to the terms of a loan agreement dated the 18th day of September, 1997 between the Borrower and the Lender (the "Loan Agreement");

         NOW, THEREFORE this Agreement witnesses as follows:

         1. PLEDGE. The Borrower assigns, transfers, pledges, hypothecates, charges and creates a security interest in the Shares and any renewals thereof, substitutions therefore and proceeds thereof and all interest, dividends (including stock dividends and dividends consisting of securities), income and revenue therefrom (collectively, the "Collateral") to and in favor of the Lender as general and continuing collateral security for the payment and fulfillment of all debts, liabilities and obligations of the Borrower to the Lender (the "Indebtedness") pursuant to the Loan Agreement.

         2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that:

                 (a) it is the beneficial owner of the Shares and it has good right and authority to create the security interest in favor of the Lender as herein provided, and that the Collateral is free and clear of any other lien, mortgage, pledge, charge, encumbrance or security interest of any nature or kind whatsoever; and

                 (b) it has full power, authority and legal right to pledge all the Shares pursuant to this Agreement;

                 (c) this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors'





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         rights generally and subject to the fact that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

                 (d) no consent of any other party (including, without limitation, creditors of the Borrower) and no consent, license, permit, approval or authorization of, exemption by registration or filing with any governmental authority, domestic or foreign, is required to be obtained by the Borrower in connection with the execution, delivery or performance of this Agreement;

                 (e) the execution, delivery and performance of this Agreement by the Borrower will not violate any provisions of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding upon the Borrower; and

                 (f) the pledge, assignment and delivery of the Shares pursuant to this Agreement creates a valid first priority lien on and a first perfected security in the Shares, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance (other than statutory liens which may rank prior to the lien and security interest created hereby) nor to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower that would include the Shares.

         The Borrower covenants and agrees that it will defend the Lender's right, title and security interest in and to the Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Lender hereunder and will likewise defend the Lender's right thereto and security interest therein.

         3. LENDER'S RIGHTS AND POWERS. In the event of the Borrower's failure to pay or otherwise satisfy the Indebtedness, the Lender, or any nominee or nominees thereof may:

                 (a) exercise all voting and other rights attached to the Shares and receive all dividends, interest, and other moneys payable in respect of the Shares:

                 (b) subject to compliance with the Personal Property Security Act (Ontario), sell at public or private sale or otherwise realize upon all or any of the Shares for such price in money or other consideration as the Lender may deem best, the whole without advertisement or notice to the Borrower; and/or

                 (c) exercise all rights and remedies of a secured party under the Personal Property Security Act (Ontario).





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         4.      REGISTRATION OF SHARES.  The Lender shall be entitled to cause the Shares to be transferred into the name of any nominee or nominees designated by it and to be registered in such name or names on the books of the Corporation.

         5. RENEWALS AND EXTENSIONS. The Lender may grant time, renewals, extensions, indulgences, releases and discharges to, take securities (which word as used herein includes guarantees) from and give the same and any or all existing securities up, abstain from taking securities from or from perfecting securities of, cease or refrain from giving credit or making loans or advances to, accept compositions from and otherwise deal with, the Borrower, the Corporation and others and with all securities as the Lender may see fit, and may apply all monies at any time received from the Borrower or others or from securities upon such part of the Indebtedness as the Lender may see fit, and may apply all monies at any time received from the Borrower or others or from securities upon such part of the Indebtedness as the Lender deems best and change any such application in whole or in part from time to time as the Lender may see fit, the whole without in any way limiting or lessening the liability of the Borrower hereunder and no loss of or in respect of any securities received by the Lender from the Borrower, the Corporation or others, whether occasioned by the fault of the Lender or otherwise, shall in any limit or lessen the liability of the Borrower hereunder.

         6. RECOURSE. The Lender shall not be bound to exhaust his recourse against the Corporation or others or any securities it may at any time hold before being entitled to exercise its rights hereunder.

         7. CORPORATE CHANGES. This agreement shall not be affected by any change in the name of the Corporation, by any change whatsoever in the objects, capital structure or constitution of the Corporation or by the Corporation's business being amalgamated with another corporation, but shall notwithstanding the happening of any such event continue to apply to all the Indebtedness. All payments received by the Lender from the Borrower or from others shall be regarded for all purposes as payments in gross without any right on the part of the Borrower to claim a reduction of his liability hereunder and the Borrower shall have no right to be subrogated to any rights of the Lender until the Lender shall have received payment in full of the Indebtedness.

         8. ADDITIONAL SECURITY. The security provided for herein is in addition to and not in substitution for any other security now or hereafter held by the Lender and shall not operate as a merger of any simple contract debt, or suspend the fulfillment or affect the rights, remedies or powers of the Lender in respect of any present or future debts, liabilities or obligations of the Borrower to the Lender or any securities held by the Lender for the fulfillment thereof:

         9. LENDER ABSOLVED. The Lender is hereby released from all responsibility for any depreciation in or loss of value of the Collateral.





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         10.     SUBDIVISION, CONSOLIDATION. ETC.  If at any time or from time to time

                 (a) the Shares are subdivided, consolidated, changed, converted or reclassified, or

                 (b) the Corporation is reorganized or amalgamated with another corporation or any other event occurs which results in the substitution or exchange of the Shares for, or the conversion of the Shares into, other shares or other securities.

then, in any such event, the other shares or other securities resulting therefrom shall constitute the Shares for the purposes of this Agreement.

         11. FURTHER ASSURANCES. The Borrower will execute and deliver such further and other documents, and will do or cause to be done all such acts and things, as may be necessary or desirable to give full effect to this agreement.

         12. HEADINGS. The headings contained in this agreement are for convenience of reference only and in no way affect the interpretation of this agreement.

         13. GOVERNING LAW. This agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

         14. ATTACHMENT. The security interest created hereby is intended to attach when this agreement is signed by the Borrower and delivered to the Lender. The Borrower acknowledges receipt of a copy of this agreement.

         15. BENEFIT OF AGREEMENT. This agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

         16. COUNTERPARTS. This agreement may be executed by parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.





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         IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first above written.


                                         CUNE MANAGEMENT, INC.


                                         By:
                                            ---------------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------


                                         LASERMEDIA COMMUNICATIONS CORP.


                                         By:
                                            ---------------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------





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                                   SCHEDULE A

                               PLEDGED SECURITIES


                                                             Number and
         Certificate Number      Name of Issuer           Type of Security





                                      A-1